Exhibit 99.1

September  6 , 2016

Board of Directors

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

Re:	Amendment No. 1 to the Registration Statement on Form S-4 of Lions Gate Entertainment Corp. (File No. 333-212792) relating to Lions Gate Entertainment Corp. common shares, without par value, filed August 1, 2016 (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated June 30, 2016 (“Opinion Letter”), with respect to the fairness to Lions Gate Entertainment Corp. (the “Company”), from a financial point of view, of the Consideration (as defined in the Opinion Letter) to be paid by the Company in the Transaction (as defined in the Opinion Letter).

The Opinion Letter is provided for the information and assistance of the board of directors of the Company, in its capacity as such, in connection with and for the purposes of its evaluation of the Transaction. We understand that the Company has determined to include our opinion in the Registration Statement, as amended. In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Summary—The Merger—Opinion of Lions Gate’s Financial Advisor”, “Risk Factors—Risks Relating to the Merger, Reclassification and Exchange”, “The Merger—Background of the Merger”, “The Merger—Lions Gate’s Reasons for the Merger and Other Proposals; Recommendations of the Lions Gate Board of Directors”, “The Merger—Opinion of Lions Gate’s Financial Advisor”, and to the inclusion of the Opinion in the joint proxy statement/prospectus included in the Registration Statement, as amended. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be quoted, summarized, paraphrased or excerpted, in whole or in part, in any registration statement (including any subsequent amendments to the Registration Statement), prospectus or proxy or information statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the board of directors of the Company, including any committee thereof, or the Company without our prior consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

[Signature page follows]

Very truly yours,

/s/ PJT Partners LP
PJT Partners LP